EXHIBIT 1

                                    AGREEMENT

      The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D dated August 24, 1998, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.


Date:  August 24, 1998                  BARGO ENERGY RESOURCES, LTD.


                                        By:/S/ TIM J. GOFF
                                               Tim J. Goff, President of Bargo
                                               Operating Company, its general
                                               partner

Date:  August 24, 1998                  BARGO OPERATING COMPANY, INC.


                                        By:/S/ TIM J. GOFF
                                               Tim J. Goff, President


Date:  August 24, 1998                     /S/ TIM J. GOFF
                                               Tim J. Goff